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                                                                     EXHIBIT 5.1




                                        May 23, 1997


Willcox & Gibbs, Inc.
900 Milik Street
Carteret, New Jersey 07008

Dear Sirs:

    We have acted as counsel to Willcox & Gibbs, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (No. 333-24507) originally filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on April 3, 1997 (the "Registration Statement"), relating to the proposed offer by the Company to exchange its 12 1/4% Series B Senior Notes due 2003 (the "New Notes") for its outstanding 12 1/4% Series A Senior Notes due 2003 (the "Old Notes"), of which $85,000,000 aggregate principal amount is outstanding (the "Exchange Offer").

    In connection with this opinion letter, we have examined: the Registration Statement, including the Prospectus which forms a part of the Registration Statement, the Indenture, dated as of January 3, 1997, as amended by the Supplemental Indenture, dated as of January 3, 1997 (as so amended, the "Indenture"), among the Company, the subsidiary guarantors named therein (the "Subsidiary Guarantors") and IBJ Schroder Bank & Trust Company, as trustee, the forms of Old Note and New Note, each attached as an exhibit to the Registration Statement, and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion. In addition, we have assumed: (i) that all signatures are genuine, (ii) that all documents submitted to us as originals are genuine, (iii) that all copies submitted to us conform to the originals, (iv) the Indenture has been duly authorized, executed and delivered by the Trustee and is a legal, valid, binding and enforceable agreement of the Trustee and (v) the Old Notes and the guaranties endorsed thereon and created under the Indenture (the "Old Guaranties") were duly and validly executed and delivered by the Company and the Subsidiary Guarantors and that the Old Notes were duly and validly authenticated by the Trustee pursuant to the terms of the Indenture.

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    We are members of the bar of the State of New York, and the opinion set forth below is restricted to matters controlled by federal laws, the laws of the State of New York and the General Corporation Law of the State of Delaware.

    Based on the foregoing, it is our opinion that, when (1) the applicable provisions of the Act and such "Blue Sky" or other state securities laws as may be applicable shall have been complied with and (ii) New Notes with the guaranties of the Subsidiary Guarantors endorsed thereon (the "New Guaranties"), in the form filed as an Exhibit to the Registration Statement, have been duly executed and authenticated in accordance with the Indenture and duly issued and delivered by the Company and the Subsidiary Guarantors in exchange for an equal principal amount of Old Notes and related Old Guaranties pursuant to the terms of the Exchange Offer, such New Notes will constitute legal, valid, binding and enforceable obligations of the Company and the New Guaranties will constitute legal, valid, binding and enforceable obligations of the Subsidiary Guarantors, subject to (i) limitations imposed by bankruptcy, reorganization, moratorium, insolvency, fraudulent conveyance, fraudulent transfer, preferential transfer and other laws of general application relating to or affecting the enforceability of creditors' rights and to general principles of equity, including, without limitation, laches and estoppel as equitable defenses, concepts of materiality, reasonableness, good faith and fair dealing, and considerations of impracticability or impossibility or performance and defenses based upon unconscionability (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and (b) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,



                                                 Hughes Hubbard & Reed LLP